Cell Therapy Holding S.A. and Subsidiary

Cell Therapy Holding S.A and Subsidiary

Condensed Consolidated Balance Sheets
(Amounts in thousands of Euros, except share data)

	Three Months Ended February 28, 2015	Year ended November 30,2014

Assets
Current assets
Cash and cash equivalents	271	38
Inventory (note 2)	206	110
Trade and other receivables (note 3)	1,375	1,595
Prepaid expenses and other current assets	80	163
Total current assets	1,932	1,906
Property and equipment, net (note 5)	3,779	3,804
Other assets (note 4)	31	31
Total assets	5,742	5,741

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	888	748
Accrued payroll	345	246
Current portion loan payable (note 6)	1,306	1,257
Related Parties		3
Deferred income (note 8)	2,490	2,058
Total current liabilities	5,029	4,312
Loans payable (note 6)	3,930	3,991
Total liabilities	8,959	8,303

Commitments and contingencies (note 12)

Stockholders’ equity (note 7)
Common Stock – (€1.000 par value) Class A, authorized 24 shares; issued 24 shares Class B, authorized 600 shares; issued 600 shares Class C, authorized 600 shares; issued 600 shares	1,224	1,224
Profit Certificates – 800 certificates issued	-	-
Accumulated Deficit	(3,460)	(3,132)
Total Cell Therapy Holding S.A Stockholders’ Equity	(2,236)	(1,909)
Non-controlling Interests	(981)	(653)
Total Equity	(3,217)	(2,562)
Total liabilities and stockholders’ equity	5,742	5,741

The accompanying notes are an integral part of the financial statements.

Cell Therapy Holding S.A. and Subsidiary

Condensed Consolidated Statement of Comprehensive Income
(Amounts in thousands of Euros)

	Three Months Ended February 28, 2015	Three Months Ended February 28, 2014

Revenue	665	158

Cost of sales	(777)	(519)

Operating expenses
Research and development	-
Selling, General & Administrative	(475)	(260)

Total operating expenses	(475)	(260)

Interest expense (note 6)	(68)	(50)

Loss before income taxes	(655)	(671)

Income tax (expense) / benefit (note 10)	-	-

Net loss	(655)	(671)
Net Loss attributable to non-controlling Interests	(327)	(234)

Net loss attributable to Cell Therapy Holding S.A	(328)	(436)

There are no other comprehensive income items.
The accompanying notes are an integral part of the financial statements.

Cell Therapy Holding S.A. and Subsidiary

Condensed Consolidated Statement of Changes in Equity
(Amounts in thousands of Euros, except share data)

Changes in Equity	Common Stock
	Shares	Amount	Accumulated Deficit	Total Cell Therapy Holding S.A. Stockholders’ Equity	Non-Controlling Interests in Subsidiary	Total Equity
Balance at November 30,2014	1,224	1,224	(3,132)	(1,909)	(654)	(2,562)
Net Loss			(327)	(327)	(327)	(654)
Balance at February 28, 2015	1,224	1,224	(3,460)	(2,236)	(981)	(3,217)

Cell Therapy Holding S.A. and Subsidiary

Condensed Consolidated Statement of Cash Flow
(Amounts in thousands of Euros)

	Three Months Ended February 28, 2015	Three Months Ended February 28, 2014
Cash flows from operating activities	387	(347)
Net loss	(654)	(671)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	99	90
Non-cash interest expense	22	17
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	83	(5)
Inventory	(96)	-
Trade and other receivables	220	26
Other assets	-	(22)
Accounts payable and accrued expenses	134	283
Accrued payroll	99	(130)
Deferred income	480	64

Net cash used in operating activities	387	(347)

Cash flows from investing activities	(121)	0

Purchases of property and equipment	(161)	0
Sales of property and equipment	40
Net cash used in investing activities	(121)	0

Cash flows from financing activities	(32)	248
Proceeds from issuance of common stock	-	-
Proceeds from issuance of common stock in subsidiary	-	-
Proceed from government grants	-	-
Proceed from convertible bond
Proceed from financial loan		280
Repayment of financial loan	-32	-31

Net cash provided by financing activities	(32)	248

Net decrease in cash and cash equivalents	233	(99)

Cash and cash equivalents, beginning of period	38	136

Cash and cash equivalents, end of period	271	37

Supplemental disclosure of cash flow information:
Non- cash transactions:
Conversion of convertible loan		-

Cash paid for interest	46	33

The accompanying notes are an integral part of the financial statements.

Cell Therapy Holding S.A and Subsidiary

NOTES TO CONDENSED CONSOLIDATE FINANCIAL STATEMENTS
(Amounts in thousands of Euros, except share data)

Notes to the Financial Statements

       1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Cell Therapy Holding S.A (“the Company”) and Masthercell.(“Masthercell”), its subsidiary, is a technology-driven, customer-oriented Contract Development and Manufacturing Organization (CDMO) specialized in cell therapy development for advanced medicinal products. Masthercell’s mission is to help customers bring highly patent cell therapy products faster to the market.

Cell Therapy Holding S.A. was incorporated on October 26, 2011 under the laws of Belgium (Belgian RPM under number 0840.625.061), with registered office at 6041 Gosselies, Rue Auguste Piccard 48, Belgium.

Cell Therapy Holding S.A., is a holding company that owns and controls Masthercell. During the period from the inception until June2014, the Company held 65,12% of Mastercell SA. As of November 30, 2014, as a result of several transactions with Non-Controlling Interests, the Company decreased its percentage to 50,00%.

Masthercell. was incorporated on November 4, 2011 under the laws of Belgium (Belgian RPM under number 0840.843.708), with registered office at 6041 Gosselies, Rue Auguste Piccard 48, Belgium.

To perform its services, Masthercell has a production and laboratory facility - the GMP Unit- that received the good manufacturing practice (GMP) authorization for production of advanced medicinal therapeutic products (ATMP) by the Belgian Drug Agency (AFMPS).

On November 6, 2014, each of the shareholders of the Company and its subsidiary entered into a share exchange agreement with Orgenesis, which provides for the acquisition by Orgenesis of all of the issued and outstanding shares of the Company and its subsidiary from their shareholders in exchange for the issuance of US$24,593,000 in value of shares of common stock in the capital of Orgenesis. Under the share exchange agreement, a total of US$24,593,000 in value of common stock of Orgenesis is to be issued at the average of all closing trading prices for Orgenesis common shares as traded on the OTC stock market for the 30 trading days immediately preceding the closing date, but will be priced at no more than $0.80 and no less than $0.50. In the event that Orgenesis has not achieved a post-closing financing and a valuation which meets the agreed threshold within eight (8) months of the closing date, then the Company’s shareholders may, by notice to Orgenesis, unwind the transaction in exchange for return of all of the Consideration Shares plus any amount that Orgenesis has advanced or invested in the Company or its subsidiary. In the event that some or all of Company’s current outstanding convertible bonds are not converted to shares, the consideration payable in share of the Orgenesis' common stock will be reduced by the amount that is then owed to the bondholders. The closing of the share exchange agreement is subject to the satisfaction of certain conditions precedent, including (without limitation) receipt of legal opinions, there being no material changes in the affairs of either Orgenesis or the Company and its subsidiary, all parties’ representations continuing to be true at closing, and other conditions which are listed in the Agreement.

As of March 2, 2015, each of the shareholders of the Company and its subsidiary and Orgenesis closed the share exchange agreement and completed the acquisition of all the issued and outstanding shares of the Company and its subsidiary.

Basis of Presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Going Concern and Management’s plan

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has net losses for the period from inception through February 28, 2015 of € 3,460 as well as negative cash flows from operating activities. In the first years of activity (years 2011, 2012 and 2013), the Company devoted substantially all of its efforts to develop its production facilities; and therefore the Company incurred losses. In 2014, the Company started production activities, reaching 25 % of the total production capacity.

Cell Therapy Holding S.A and Subsidiary

NOTES TO CONDENSED CONSOLIDATE FINANCIAL STATEMENTS
(Amounts in thousands of Euros, except share data)

The ability of the Company to continue its operations is dependent on Management's plans, which include continue increase of revenues from clients and potential mergers or business combinations with other entities, collaboration agreements, further implementation of its business plan and continuing to raise funds through debt or equity raises.

As disclosed in Note 7, the Company, on September 18, 2014, entered into a convertible loan agreement with certain existing shareholders raising € 1,600. A new fund-raise is forecasted within 8 months following the closing of the share exchange agreement with Orgenesis.

The Closing of the share exchange agreement took place on February, 2015.

Use of estimates in the preparation of financial statements

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary, Masthercell.

All intragroup assets and liabilities, equity, revenue, expenses and cash flows relating to transactions between the Company and its subsidiary are eliminated on consolidation.

Control is achieved where the Company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. As Cell Therapy Holding S.A has the power to nominate four board members on a total of five in the Board of Directors of Masthercell, the Company concluded that it has control over Masthercell.

Non-controlling interest in Masthercell is identified separately from the Company’s equity therein. Changes in the Company’s interests in subsidiaries that do not result in a loss of control are accounted for as equity transactions. The carrying amount of the Company’s interests and the non-controlling interest are adjusted to reflect the changes in their relative interests in the subsidiaries.

Functional Currency

The currency of the primary economic environment in which the operations of the Company and its subsidiary are conducted is the Euro (“€”), which is also the presentation currency for the consolidated financial statements.

Cash equivalents

The Company considers all short term, highly liquid investments, which include short term bank deposits with original maturities of three months or less from the date of purchase, that are not restricted as to withdrawal or use and are readily convertible to known amounts of cash, to be cash equivalents.

Income Taxes

The provision for income taxes is based on income and expenses reported for financial statement purposes after adjustment for permanent differences such as tax exempted income.

Deferred income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities. They are measured using the currently enacted tax laws and rates. A valuation allowance is recognized to the extent that it is more likely than not that the deferred taxes will not be realized in the foreseeable future. Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. On the basis of this evaluation the Company has recognized a full valuation allowance with respect to its deferred tax assets. The amount of the deferred tax asset considered realizable, however, could be adjusted if

Cell Therapy Holding S.A and Subsidiary

NOTES TO CONDENSED CONSOLIDATE FINANCIAL STATEMENTS
(Amounts in thousands of Euros, except share data)

estimates of future taxable income are increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight is given to subjective evidence such as our projections for growth.

The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations. A tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits. We do not have any uncertain tax positions.

Property and Equipment

Property and equipment are recorded at cost and depreciated by the straight-line method over the estimated useful lives of the related assets.

Annual rates of depreciation are presented in the table below:

Production Units                       10%
Computers                                  33%
Lab equipment                           20%
Office furniture                          20%
Cars                                             33%
Assets under construction      0%

We review all of our long-lived assets for impairment indicators throughout the year and we perform detailed testing whenever impairment indicators are present. Whenever impairment indicators are present, we calculate the undiscounted value of the projected cash flows associated with the asset and compare this estimated amount to the carrying amount. If the carrying amount is greater, we record an impairment loss only if the carrying value exceeds the fair value of the asset.

Inventory

The inventories are measured at the lower of cost or market value.

Grants

The Company receives grants from governmental or semi-governmental institutions and organizations. Government grants are not recognized until there is reasonable assurance that the Company will comply with the conditions attached to the grant and that the grant will be received. Government grants are recognized in the consolidated statements of comprehensive income on a systematic basis over the periods in which the Company recognizes as expenses the related costs for which the government grant is intended to compensate. Specifically, government grants whose primary condition is that the Company should purchase, construct or otherwise acquire non-current assets are recognized as deferred income in the consolidated balance sheet and transferred to comprehensive income on a systematic and rational basis over the useful lives of the related assets. The portion of the grant not yet released as income is presented as deferred income under liabilities.

Revenue Recognition

The Company recognizes revenue for services linked to cell process development and cell manufacturing services based on individual contracts.

The Company recognizes revenue when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been provided; the price to the buyer is fixed or determinable; and collectability is reasonably assured.

The Company considers signed contracts as evidence of an arrangement. The Company assesses whether the fee is fixed or determinable based on the payment terms associated with the transaction and whether the payment terms are subject to refund or

Cell Therapy Holding S.A and Subsidiary

NOTES TO CONDENSED CONSOLIDATE FINANCIAL STATEMENTS
(Amounts in thousands of Euros, except share data)

adjustment. The Company assesses cash collectability based on a number of factors, including past collection history with the client and the client's creditworthiness. If the Company determines that collectability is not reasonably assured, it defers revenue recognition until collectability becomes reasonably assured, which is generally upon receipt of the cash. The Company's arrangements are generally non-cancellable, though clients typically have the right to terminate their agreement for cause if the Company materially fails to perform Cell manufacturing services are generally distinct arrangements whereby the Company is paid for time and materials or for fixed monthly amounts. Revenue is recognized when efforts are expended or contractual terms have been met.

For service agreement contracts where the Company is delivering services by executing more than one act, revenue is recognised based on the proportional performance method. Under this method, the costs are recognised in the income statement as incurred and the revenue recognized will be a proportion of the total contract consistent with the costs proportion of total costs. Any amounts invoiced to clients as a result of contractual terms are recognized as deferred income to the extent it exceeds the performance completed.

The Company also incurs revenue corresponding to invoicing to customers of some consumables which are incidental to the services provided as foreseen in the clinical services contracts. On a monthly basis, the Company bills customers for reimbursable expenses and immediately recognizes these billings in revenue, as the revenue is deemed earned.

Research and development

Research and development costs are expensed as incurred. These expenses include costs directly attributable to the conduct of research and development programs, including the cost of salaries, lab expenses, consumable, equipment and consulting fees.

Selling, general and administrative expenses

Selling, general and administrative costs are expensed as incurred. Among other things, these expenses include the internal and external costs of marketing, advertising, shipping and handling, information technology and legal defense.

Recently Issued and Adopted Accounting Pronouncements

The Company has evaluated all recent accounting pronouncements and believes that none of them will have a material effect on the consolidated financial statements.

The company decided to early adopt ASU 2014-10, Development Stage Entities: Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 are effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods. Early adoption is permitted.

       2. INVENTORIES

The carrying amounts of the inventory are as follows:

	Three Months Ended February 28, 2015	Year Ended November 30,2014

Raw Materials and Consumables	206	110

Total Inventories	206	110

Cell Therapy Holding S.A and Subsidiary

NOTES TO CONDENSED CONSOLIDATE FINANCIAL STATEMENTS
(Amounts in thousands of Euros, except share data)

Inventory is composed of raw materials and consumables used as part of the services provided.

       3. TRADE AND OTHER RECEIVABLES

Trade and other receivables consist of the following:

	Three Months Ended February 28, 2015	Year ended November 30, 2014

Investment Grant (See note 8)	853	853

Receivables for services provided	568	721

VAT to recover (Taxes)	(46)	21

Total Trade and other receivables	1,375	1,595

The residual amount from the investment grant is expected before the end of 2015. All conditions required to receive the final payment have been fulfilled in.

       4. OTHER ASSETS

Other non current assets show a total of € 31 as of February, 2015 and are mainly composed by guarantee paid by Masthercell to suppliers.

       5. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	GMP Unit Installation	Laboratory Equipment	Office Equipment	Cars	Assets under construction	P&E Total
Cost at November 30, 2014	3,408	841	32	50	65	4,396
Additions	42	46	6		67	161
Disposals				(50)		(50)
At February 28, 2015	3,450	887	38	0	132	4,508

Accumulated depreciation and impairment amount at	422	160	4	5	-	591

Cell Therapy Holding S.A and Subsidiary

NOTES TO CONDENSED CONSOLIDATE FINANCIAL STATEMENTS
(Amounts in thousands of Euros, except share data)

November 30, 2014
Change for the year	98	46	2	(5)	-	141
At February 28, 2015	520	206	6	0	0	732
Net carrying amount at February 28, 2015	2,930	681	32	0	136	3,779

       6. DEBT AND FINANCING AGREEMENTS

	Non- Current		Current		Total
	Three Months Ended February 28, 2015	Year Ended November 30, 2014	Three Months Ended February 28, 2015	Year Ended November 30, 2014	Three Months Ended February 28, 2015	Year Ended November 30, 2014
Loan ING	896	1,027	131	126	1,027	1,153
Loan Sofipole	865	931	66	78	931	1,009
Loan Sambrinvest	174	203	29	32	203	235
Loan Sambrinvest 2	199	229	30	21	229	250
Convertible bond 250
Convertible bond 1,600	1,600	1,600			1600	1,600
Short term credit facility			200	200	200	200
Loan ING 2			800	800	800	800

Total	3,734	3,991	1,256	1,257	4.990	5,248

On August 1, 2012, Masthercell entered into a loan agreement with ING (the “Loan ING”) for a total of € 1,400. This loan was contracted in order to finance the construction of the GMP Unit. The loan ING bears interest at an annual rate of 4,048%. The Loan ING maturity date is October 1, 2022. In respect of this loan, ING has requested a business pledge mandate for a value of € 1,400 .

On August 13, 2012, Masthercell SA entered into a loan agreement with Sofipole (the “Loan Sofipole”) for a total of € 1,000. This loan includes two parts with the following characteristics:

  The first part of € 500 bears interest at an annual rate of 6,00%. The Loan maturity date is 31st March 2023.
  The second part of € 500 bears interest at an annual rate of 7,50%. The Loan maturity date is 31st March 2023.

On 6 August, 2012, Masthercell SA entered into a loan agreement with Sambrinvest (the “Loan Sambrinvest”) for € 250 which bears interest at an annual rate of 6,00% and has as maturity date 31 October, 2022.

The 16 September, 2013 Masthercell entered into a short term credit facility for a maximum amount of € 200. The rate used is EURIBOR 3 month plus a margin defined by the bank. The present facility will expire by April 30, 2015. We have extended the facility until 31 July, 2015

Cell Therapy Holding S.A and Subsidiary

NOTES TO CONDENSED CONSOLIDATE FINANCIAL STATEMENTS
(Amounts in thousands of Euros, except share data)

On February 10, 2014, Masthercell SA entered into a second loan agreement with Sambrinvest for € 250 with interest rate of 5,50% per annum and maturity in February 29, 2024.

On February 21, 2014, Masthercell entered into a loan agreement with ING for an amount of € 800. The rate is based on Libord rate and will expire on 30 February, 2015. In January 2015, the maturity date of this loan has been extended until June 2015. In respect of this loan, ING has requested a pledge on the receivable linked to the grant for a value of € 852.

On September 18, 2014, Masthercell entered into a new convertible bond agreement with certain existing and new investors raising € 1,600. The bond bears interest at an annual rate of 3%. Each bond can be converted into 0,36 class A common stock of Masthercell on September 18,2016. The convertible debt was issued without discount or premium and the conversion option does not contain a beneficial conversion feature. The loan contains mandatory conversion features in case the share exchange agreement does not take before June 30, 2015 or is cancelled as well as voluntary conversion features in case of an IPO. In case of conversion of all bonds, the percentage held in Masthercell SA would drop from 50% to 40.35% as Cell Therapy Holding did not subscribe to this bond of 1,600.

Cell Therapy Holding S.A and Subsidiary

NOTES TO CONDENSED CONSOLIDATE FINANCIAL STATEMENTS
(Amounts in thousands of Euros, except share data)

       7. STOCKHOLDERS’ EQUITY

At the inception of the Company, on October 26, 2011, Cell Therapy Holding S.A. issued 24 shares of class A common stock, 600 shares of class B common stock and 600 shares of class C common shares for a total of €1,224 , each having a value of € 1.000.

In addition, the Company issued 800 profit certificates to certain investors with nil face value and for nil consideration. These profit certificates share in the profit of the Company pari pasu with common stocks and have the same voting rights. These certificates are entitled to receive its share of net assets in priority to the common stock upon dissolution of the Company.

       8. DEFERRED INCOME

	Three Months Ended February 28, 2015	Year Ended November 30, 2014

Grant	1,184	1,230

Deferred Income related to service contracts	1,306	828

Total Deferred Income	2,490	2,058

Grants

On March 20, 2012, Masthercell has been granted an investment grant from the Walloon Region for an amount of € 1,421. This grant is related to the investment in the Production facility with a coverage of 32 % of the investment planned. A first payment of € 568 has been received in August 2013. The remaining part is expected to be paid by the end of ‘2015.

At each reporting date, we determine the amount of the grant to be recognized into revenue based on the depreciation of the corresponding assets. This amount is presented in deduction of the deferred income and the counterpart is presented under depreciation of property and equipment as an income (€ 176 and €46 in the year ended November 30, 2014 and quarter ended February 28, 2015, respectively).

       9. LEASES

On April 4, 2012, the company signed an operational lease agreement for the rent of a facility in order to build the production area. The agreement was concluded for a period of 18 years starting on April 4, 2012 and expiring on March 20, 2030. The costs per year are € 90.

On November 23, 2012, the Company signed another operational lease agreement for the rent of offices for a period of 15 years starting from November 23, 2012 and expiring on November 30, 2027. The costs per year are € 46.

On February 1, 2015, the Company signed an amendment to the operational lease agreement for the rent of offices for a period of 12 years starting from February 1, 2015 and expiring on November 30, 2027. The additional costs per year are € 28.

Note 11 presents the estimated future minimum payment for those 2 rents (excl. VAT).

Cell Therapy Holding S.A and Subsidiary

NOTES TO CONDENSED CONSOLIDATE FINANCIAL STATEMENTS
(Amounts in thousands of Euros, except share data)

       10. RELATED PARTIES

No transactions have taken place with related parties, other than the convertible bond agreement disclosed in Note 6.

Total management compensation to the directors and members of the management for the three months ended February 28, 2015 and 2014 amounts to € 153 and € 137, respectively.

       11. COMMITMENTS AND CONTINGENCIES

The following table summarizes Company’s obligations to make future payments under current contracts as of February 28, 2015 (in thousands):

	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years

Loan (incl. interests)	€5,999	€1,474	€2,745	€689	€1,091

Building Rent	€2,205	€163	€491	€491	€1,060

Total Commitments and contingencies	€8,204	€1,637	€3,236	€1,180	€2,151

The detail of securities granted to the banks in the context of the financial loans are described under Note 6.

       12. SUBSEQUENT EVENTS

Pursuant to the Share Exchange Agreement and effective as the closing of the Share Exchange Agreement on March 3, 2015, the shareholders of Cell Therapy Holding appointed Vered Caplan, Shimon Chassine, Hugue Bultot and Chris Buyse as directors of Cell Therapy Holding.

Subsequent events have been evaluated up to May 13, 2015